Exhibit 99.1

November 7, 2018

Dear Fellow Shareholders:

We delivered record revenues, adjusted EBITDA and margins in Q3. Highlights include:

•	Revenues were $30.7 million in Q3 2018, up 10% versus Q3 2017.
•	Adjusted EBITDA was $7.7 million in Q3 2018, up 25% versus Q3 2017.
•	Revenues from Priority EngineTM grew 38% in Q3 2018 versus Q3 2017.
•	35% of the revenues in Q3 2018 were derived from longer-term contracts, up from 23% in Q3 2017.
•	Adjusted EBITDA expanded to 25% of revenue in Q3 2018 compared to 22% of revenue in Q3 2017.
•	We were recognized as a leader in The Forrester Wave: B2B Marketing Data Providers, Q3 2018

Revenue growth continues to be driven by our leadership position in purchase intent data and our customers’ transition to becoming data driven sales and marketing organizations. IT Deal AlertTM revenue grew 19% to a record $16 million in the quarter. The number of IT Deal Alert customers was approximately 675 in the quarter, compared to approximately 610 customers a year ago. We added 43 new Priority Engine customers in the quarter. The continued success of Priority Engine is driving our business towards a recurring revenue model, with 35% of revenue in the quarter being derived from longer-term contracts compared to 23% in the same quarter last year.

Our leadership position in the market was recognized in a Forrester Wave Report titled The Forrester Wave: B2B Marketing Data Providers, Q3 2018. TechTarget was named a leader in the report. In addition to receiving the highest score among all reviewed vendors in the Data Acquisition and Processing criterion, TechTarget received the highest scores possible in Data Coverage, Data Security and Privacy, and Go-to-Market Strategy criteria. According to the report, “TechTarget offers solid buying signals for tech marketers with a unique opt-in data set.” Further, it stated that, “This opt-in model for data sourcing is a strong differentiator for TechTarget, especially in the current climate of increasing data privacy requirements.”  One customer interviewed for the report stated that they “evaluated multiple intent providers and rated TechTarget the highest.” A second current client added that TechTarget’s “opt-in model was critical because of its ‘conservative’ legal department’s interpretation of GDPR.” Another customer interviewed for this report said it had “very positive results by extending its investment in TechTarget to add these services in an integrated marketing strategy.” You can access a full copy of this report on our corporate web site www.TechTarget.com.

Core revenues are up 8% year-to-date, but were only up 1% in the quarter. In previous shareholder letters, we have made the point that what used to be a bright line between our core and IT product lines is now blurry, making the distinction less meaningful by the day.  With that said, we believe the deceleration in the core growth rate is directly related to cautiousness by some of our largest customers. They are telling us that they are being cautious due to uncertainty in their business related to tariffs, the mid-term elections and GDPR in Europe. This climate has carried into Q4 and is reflected in our guidance.  The two big trends of our customers becoming more data-driven and a better IT spending environment continue and we are still expecting double digit revenue growth and more than 20% Adjusted EBITDA growth in 2019.

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Q3 2018 Results (Unaudited)

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2018	2017	Change	2018	2017	Change
	($ in thousands)			($ in thousands)
Total by Geographic Area:
North America:
North America IT Deal Alert	$11,921	$9,953	20%	$32,316	$26,563	22%
North America Core	9,026	9,374	(4)%	28,667	26,444	8%
Total North America	20,947	19,327	8%	60,983	53,007	15%
International:
International IT Deal Alert	4,043	3,451	17%	11,309	8,869	28%
International Core	5,752	5,234	10%	17,221	16,209	6%
Total International	9,795	8,685	13%	28,530	25,078	14%
Total Online by Product:
IT Deal Alert:
North America IT Deal Alert	$11,921	$9,953	20%	$32,316	$26,563	22%
International IT Deal Alert	4,043	3,451	17%	11,309	8,869	28%
Total IT Deal Alert	15,964	13,404	19%	43,625	35,432	23%
Core:
North America Core	9,026	9,374	(4)%	28,667	26,444	8%
International Core	5,752	5,234	10%	17,221	16,209	6%
Total Core	14,778	14,608	1%	45,888	42,653	8%
Other	—	—	—	—	168	(100)%
Total Revenues	$30,742	$28,012	10%	$89,513	$78,253	14%
Adjusted EBITDA*	$7,668	$6,122	25%	$21,919	$13,874	58%

*	Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to a GAAP measure later in this Letter to Shareholders.

Gross Profit Percentages

Gross profit percentage for Q3 2018 was 76%, compared to 75% for Q3 2017. The improvement is primarily due to higher revenue.

Balance Sheet

Our balance sheet remains very strong. As of September 30, 2018, we had $32.4 million in cash and investments and $24.8 million of outstanding term loan debt. We paid down $2.5 million of debt during the quarter.

We have signed a term sheet with a bank to restructure our current term loan which matures in May 2021. Our current term loan carries an interest rate of LIBOR plus 2.5%, requires principal payments of $10 million per year and has an annual administrative fee of $25,000. The new 5-year agreement, which we expect to finalize before the end of the year, has an interest rate of LIBOR plus 1.375%, principal payments of $1.25 million in years 1 and 2, $1.875 million in year 3, $2.5 million in year 4 and the remainder in year 5 and no annual administrative fees.

New $25 million Common Stock Repurchase Plan

In the quarter, we repurchased 99,426 shares of common stock at an average price of $23.63 for an aggregate purchase price of $2.4 million. The $20.0 million repurchase program that we announced in June of 2016 expired August 2018. Since 2010, the company has bought back and retired 48% of our issued shares at an average purchase price of $6.70 per share.

Today, the Company is announcing an additional stock repurchase program of $25 million over a two-year period beginning in November 2018.

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Traffic Update

Unpaid traffic represented 96% of overall traffic in the quarter. Unpaid traffic was almost flat compared to Q3 2017, and remains at a level that is more than sufficient to support our revenue.

Q4 2018 and Preliminary 2019 Guidance

For Q4 2018, we expect revenues between $31 million and $32 million. We expect adjusted EBITDA between $7.3 million and $8.0 million.

Our preliminary 2019 forecast calls for double digit revenue growth and over 20% adjusted EBITDA growth. We will give further details about our 2019 forecast with our next earnings release in February 2019.

Summary

We continue to execute at a high level and expand our leadership position. We are optimistic that IT spending will continue to improve in 2019 and beyond as it tends to move in multi-year cycles, which historically has resulted in marketing budgets growing. As revenue continues to scale, our high-operating leverage financial model will continue to produce expanding margins and growing cash flow. We will use the increased cash flow from operations and the restructuring of our debt to opportunistically repurchase our stock in the open market as part of our successful long –term strategy to return cash to shareholders.

Sincerely,

Michael Cotoia	Greg Strakosch
Chief Executive Officer	Executive Chairman

(C) 2018 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert, Priority Engine and Qualified Sales Opportunities are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (November 7, 2018). Supplemental financial information and this Letter to Shareholders will be posted to the Investor Relations section of our website.

NOTE: Our Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-412-902-4191 (International callers), or 1-855-669-9657 (Canadian callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning November 7, 2018 one (1) hour after the conference call through December 7, 2018 at 9:00 a.m. ET. To listen to the replay, US callers should dial 1-877-344-7529 and use the conference number 10124686. International callers should dial 1-412-317-0088 and also use the conference number 10124686. Canadian callers should dial 1-855-669-9658 and also use the conference number 10124686. The webcast replay will also be available on http://investor.techtarget.com during the same period.

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Non-GAAP Financial Measures

This letter and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per diluted share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

“Adjusted EBITDA” means earnings before net interest, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation, other income and expense, and other one-time charges, if any.

“Adjusted net income” means net income adjusted for amortization, stock-based compensation, foreign exchange, interest on the term loan and one-time charges, if any, as further adjusted for the related income tax impact of the adjustments.

“Adjusted net income per diluted share” means adjusted net income divided by adjusted weighted average diluted shares outstanding.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe that adjusted EBITDA, adjusted net income and adjusted net income per share provide relevant and useful information to enable us and investors to compare our operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business, including interest on the term loan. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain information included in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding the intent, belief or current expectations of the Company and members of our management team. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. Such statements may include those regarding guidance on our future financial results and other projections or measures of our future performance; expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, new products or services and other potential sources of additional revenue. These statements speak only as of the date of this release and are based on our current plans and expectations. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services, including continued increased sales of our IT Deal Alert offerings and continued

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increased international growth; relationships with customers, strategic partners and employees; difficulties in integrating acquired businesses; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and information technology industries; and other matters included in our SEC filings, including in our Annual Report on Form 10-K. Actual results may differ materially from those contemplated by the forward-looking statements. We undertake no obligation to update our forward-looking statements to reflect future events or circumstances.

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TECHTARGET, INC.

Consolidated Statements of Income

(in 000’s, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Revenues	$30,742	$28,012	$89,513	$78,253
Cost of revenues(1)	7,445	6,951	21,294	20,972
Gross profit	23,297	21,061	68,219	57,281
Operating expenses:
Selling and marketing(1)	12,479	11,568	35,254	33,006
Product development(1)	2,340	2,209	6,527	6,168
General and administrative(1)	3,938	3,288	10,663	9,542
Depreciation and amortization	1,156	1,109	3,404	3,375
Total operating expenses	19,913	18,174	55,848	52,091
Operating income	3,384	2,887	12,371	5,190
Interest and other expense, net	(362)	(190)	(1,206)	(447)
Income before (benefit from) provision for income taxes	3,022	2,697	11,165	4,743
(Benefit from) provision for income taxes	(747)	623	882	1,337
Net income	$3,769	$2,074	$10,283	$3,406

Net income per common share:
Basic	$0.14	$0.08	$0.37	$0.12
Diluted	$0.13	$0.07	$0.36	$0.12
Weighted average common shares outstanding:
Basic	27,827	27,555	27,627	27,521
Diluted	28,764	28,320	28,711	28,275

(1)	Amounts include stock-based compensation expense as follows:

Cost of revenues	$53	$13	$114	$38
Selling and marketing	1,608	1,284	3,263	3,161
Product development	73	18	113	92
General and administrative	1,394	811	2,654	2,018

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TechTarget, Inc.

Consolidated Balance Sheets

(in 000’s, except share and per share data)

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,447	$25,966
Short-term investments	3,000	7,650
Accounts receivable, net of allowance for doubtful accounts of $1,975 and $1,783 as of September 30, 2018 and December 31, 2017, respectively	27,621	29,601
Prepaid taxes	2,171	1,303
Prepaid expenses and other current assets	3,751	3,088
Total current assets	65,990	67,608
Property and equipment, net	10,980	9,786
Long-term investments	—	496
Goodwill	93,709	93,793
Intangible assets, net	892	506
Deferred tax assets	526	98
Other assets	869	882
Total assets	$172,966	$173,169
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,960	$1,542
Current portion of term loan	9,888	9,888
Accrued expenses and other current liabilities	3,130	3,343
Accrued compensation expenses	1,394	1,397
Income taxes payable	141	218
Contract liabilities	5,275	7,598
Total current liabilities	21,788	23,986
Long-term liabilities:
Long-term portion of term loan	14,898	22,339
Deferred rent	5,027	5,259
Deferred tax liabilities	396	838
Total liabilities	42,109	52,422
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value per share, 100,000,000 shares authorized, 54,082,275 shares issued and 28,001,671 shares outstanding at September 30, 2018 and 53,338,297 shares issued and 27,483,115 shares outstanding at December 31, 2017	54	53
Treasury stock, 26,080,604 shares at September 30, 2018 and 25,855,182 shares at December 31, 2017, at cost	(174,780)	(170,816)
Additional paid-in capital	304,789	300,763
Accumulated other comprehensive (loss) income	(171)	65
Retained earnings (accumulated deficit)	965	(9,318)
Total stockholders’ equity	130,857	120,747
Total liabilities and stockholders’ equity	$172,966	$173,169

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted EBITDA

(in 000’s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Net income	$3,769	$2,074	$10,283	$3,406
Interest expense, net	266	334	862	954
(Benefit from) provision for income taxes	(747)	623	882	1,337
Depreciation and amortization	1,156	1,109	3,404	3,375
EBITDA	4,444	4,140	15,431	9,072
Stock-based compensation expense	3,128	2,126	6,144	5,309
Other expense (income), net	96	(144)	344	(507)
Adjusted EBITDA	$7,668	$6,122	$21,919	$13,874

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TECHTARGET, INC.

Reconciliation of Net Income to Adjusted Net Income and

Net Income per Diluted Share to Adjusted Net Income per Diluted Share

(in 000’s, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Net income	$3,769	$2,074	$10,283	$3,406
(Benefit from) provision for income taxes	(747)	623	882	1,337
Net income before taxes	3,022	2,697	11,165	4,743
Amortization of intangible assets	34	44	90	126
Stock-based compensation expense	3,128	2,126	6,144	5,309
Foreign exchange (gain) loss and interest expense	420	217	1,345	536
Adjusted income tax provision (1)	(1,572)	(1,846)	(4,482)	(3,951)
Adjusted net income	$5,032	$3,238	$14,262	$6,763

Net income per diluted share	$0.13	$0.07	$0.36	$0.12
Weighted average diluted shares outstanding	28,764	28,320	28,711	28,275

Adjusted net income per diluted share	$0.17	$0.11	$0.50	$0.24
Adjusted weighted average diluted shares outstanding (2)	28,764	28,320	28,711	28,275

(1)	Adjusted income tax provision was calculated using an adjusted effective tax rate, excluding discrete items, for each respective period.
(2)

Adjusted weighted average diluted shares outstanding as of September 30, 2018 includes 0.9 million and 1.1 million shares related to unvested stock awards calculated using the treasury method for the three and nine months ended September 30, 2018, respectively. Adjusted weighted average diluted shares outstanding as of September 30, 2017 includes 0.9 million and 0.8 million shares related to unvested stock awards calculated using the treasury method for the three and nine months ended September 30, 2017, respectively.

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TECHTARGET, INC.

Financial Guidance for the Three and Twelve Months Ended December 31, 2018

(in 000’s)

	Three Months Ended December 31, 2018		Twelve Months Ended December 31, 2018
	Range		Range
Revenues	$31,000	$32,000	$120,500	$121,500

Adjusted EBITDA	7,300	8,000	29,200	29,900
Depreciation, amortization and stock-based compensation	3,400	3,400	12,900	12,900
Interest and other expense, net	500	500	1,400	1,400
Provision for income taxes	900	1,000	1,700	1,900
Net income	$2,500	$3,100	$13,200	$13,700

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